 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 31, 2017

Amyris, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100, Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)

(510) 450-0761
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On May 31, 2017, Amyris, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an existing investor (the “Purchaser”) for the issuance and sale of 5,700 shares of the Company’s Series B 17.38% Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”), which Series B Preferred Stock is convertible into the Company’s common stock, par value $0.0001 per share (the “Common Stock”) as described below (such shares of Common Stock issuable upon conversion of the Series B Preferred Stock, the “Series B Conversion Shares”), at a price of $1,000 per share, Cash Warrants (as defined below) to purchase an aggregate of 13,570,958 shares of Common Stock and the Dilution Warrant (as defined below) (collectively, the “Warrants” and the shares of Common Stock issuable upon exercise of the Warrants, the “Warrant Shares”). The Purchase Agreement includes customary representations, warranties and covenants of the parties.

The Company and the Purchaser closed the issuance and sale of the Series B Preferred Stock and Warrants on May 31, 2017 (the “Closing”), resulting in proceeds to the Company of $5.7 million. In connection with the Closing, the Company and certain investors entered into an amendment of the securities purchase agreement, dated as of May 8, 2017, between the Company and certain investors, the terms of which securities purchase agreement were previously reported in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on May 8, 2017, which is incorporated herein by reference, to permit the consummation of the issuance and sale of the Series B Preferred Stock and Warrants to the Purchaser.

Series B Preferred Stock

Each share of Series B Preferred Stock has a stated value of $1,000 and, subject to the Beneficial Ownership Limitation (as defined below) and the Stockholder Approval (as defined below), is convertible at any time, at the option of the holder, into Common Stock at an initial conversion price of $1.15 per share (the “Conversion Rate”). The Conversion Rate is subject to adjustment in the event of any dividends or distributions of the Common Stock, or any stock split, reverse stock split, recapitalization, reorganization or similar transaction. If not previously converted at the option of the holder, each share of Series B Preferred Stock will be automatically converted, without any further action by the holder, subject to the Beneficial Ownership Limitation, on the 90th day following the date that the Stockholder Approval has been obtained and effected.

Dividends, at a rate per year equal to 17.38% of the stated value of the Series B Preferred Stock, will be payable semi-annually from the issuance of the Series B Preferred Stock until the tenth anniversary of the date of issuance, on each October 15 and April 15, beginning October 15, 2017, on a cumulative basis, at the Company’s option, in cash, out of any funds legally available for the payment of dividends, or, subject to the satisfaction of certain conditions, in Common Stock at the Conversion Rate, or a combination thereof. In addition, upon the conversion of the Series B Preferred Stock prior to the tenth anniversary of the date of issuance, the holders of the Series Preferred B Stock shall be entitled to a payment equal to $1,738 per $1,000 of stated value of the Series B Preferred Stock, less the amount of all prior semi-annual dividends paid on such converted Series B Preferred Stock prior to the relevant conversion date (the “Make-Whole Payment”), at the Company’s option, in cash, out of any funds legally available for the payment of dividends, or, subject to the satisfaction of certain conditions, in Common Stock at the Conversion Rate, or a combination thereof. If the Company elects to pay any dividend in the form of cash, it shall provide each holder with notice of such election not later than the first day of the month of the applicable dividend payment date.

Unless and until converted into Common Stock in accordance with its terms, the Series B Preferred Stock has no voting rights, other than as required by law or with respect to matters specifically affecting the Series B Preferred Stock.

In the event of a Fundamental Transaction (as defined in the Certificate of Designation of Preferences, Rights and Limitations relating to the Series B Preferred Stock), the holders of the Series B Preferred Stock will have the right to receive the consideration receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock into which the Series B Preferred Stock is convertible immediately prior to such Fundamental Transaction (without regard to whether such Series B Preferred Stock is convertible at such time), which amount shall be paid pari passu with all holders of Common Stock.

Upon any liquidation, dissolution or winding-up of the Company, the holders of the Series B Preferred Stock shall be entitled to receive out of the assets of the Company the same amount that a holder of Common Stock would receive if the Series B Preferred Stock were fully converted to Common Stock immediately prior to such liquidation, dissolution or winding-up (without regard to whether such Series B Preferred Stock is convertible at such time), which amount shall be paid pari passu with all holders of Common Stock.

Notwithstanding the foregoing, the Purchaser will not have the right to convert any of its Series B Preferred Stock, and the Company shall not effect any conversion of the Purchaser’s Series B Preferred Stock, if the Purchaser, together with its affiliates, would beneficially own in excess of 4.99% (or such other percentage as determined by the Purchaser and notified to the Company in writing, not to exceed 9.99%, provided that any increase of such percentage will not be effective until 61 days after notice thereof) of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of such Series B Preferred Stock (the “Beneficial Ownership Limitation”).

The Series B Preferred Stock issued to the Purchaser was sold in a private placement pursuant to the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D promulgated under the Securities Act.

Warrants

At the Closing, the Company issued to the Purchaser (i) a warrant, with an exercise price of $0.52 per share, to purchase 6,785,479 shares of Common Stock and (ii) a warrant, with an exercise price of $0.62 per share, to purchase 6,785,479 shares of Common Stock (collectively, the “Cash Warrants”). The exercise price of the Cash Warrants is subject to standard adjustments as well as full-ratchet anti-dilution protection for any issuance by the Company of equity or equity-linked securities during the three-year period following the Closing (the “Dilution Period”) at a per share price (including any conversion or exercise price, if applicable) less than the then-current exercise price of the Cash Warrants, subject to certain exceptions.

In addition, at the Closing the Company issued to the Purchaser a warrant, with an exercise price of $0.0001 per share (the “Dilution Warrant”), to purchase a number of shares of Common Stock sufficient to provide the Purchaser with full-ratchet anti-dilution protection for any issuance by the Company of equity or equity-linked securities during the Dilution Period at a per share price (including any conversion or exercise price, if applicable) less than $0.42 per share, the effective per share price paid by the Purchaser for the shares of Common Stock issuable upon conversion of the Series B Preferred Stock purchased by the Purchaser (including shares of Common Stock issuable as payment of dividends or the Make-Whole Payment, assuming that all such dividends and the Make-Whole Payment are made in Common Stock), subject to certain exceptions.

The exercise of the Warrants is subject to the Stockholder Approval (as defined below). The Warrants each have a term of five years from the date the Warrants are initially exercisable following the Stockholder Approval.

The Warrants were issued to the Purchaser in a private placement pursuant to the exemption from registration under Section 4(a)(2) of the Securities Act and Regulation D promulgated under the Securities Act.

Stockholder Approval

Pursuant to the Purchase Agreement, the Company has agreed to solicit from the Company’s stockholders (i) any approval for the transactions contemplated by the Purchase Agreement required by the rules and regulations of the NASDAQ Stock Market, including without limitation the issuance of the Series B Conversion Shares and Warrant Shares (the “NASDAQ Approval”) and (ii) approval to effect a reverse stock split (the “Reverse Stock Split”) of the Common Stock (the NASDAQ Approval and the approval of the Reverse Stock Split, collectively, the “Stockholder Approval”) at an annual or special meeting of stockholders to be held on or prior to July 10, 2017, and to use commercially reasonable efforts to secure the Stockholder Approval. The stockholders of the Company approved a fifteen-to-one Reverse Stock Split at the Company’s 2017 Annual Meeting of Stockholders held on May 23, 2017, and the Company intends to solicit the NASDAQ Approval at a special meeting of stockholders to be held on July 7, 2017 (the “Special Meeting”). Pursuant to the Purchase Agreement, if the Company does not obtain the NASDAQ Approval at the Special Meeting, the Company will call a stockholder meeting every four months thereafter to seek the NASDAQ Approval until the earlier of the date the NASDAQ Approval is obtained or the Series B Preferred Stock and Warrants are no longer outstanding.

Registration Rights

Pursuant to the Purchase Agreement, the Company has agreed to file a registration statement on Form S-3 (or other appropriate form if the Company is not then eligible to use Form S-3) within 30 calendar days of the date of the Stockholder Approval providing for the resale by the Purchaser of the Series B Conversion Shares and Warrant Shares. The Company also agreed to use commercially reasonable efforts to (i) cause such registration statement to become effective within 181 days following the Closing and (ii) keep such registration statement effective at all times until (a) the Purchaser does not own any Series B Conversion Shares or Warrant Shares or (b) the Series B Conversion Shares and Warrant Shares are eligible for resale under Rule 144 without regard to volume limitations.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above is incorporated herein by reference.

Forward-Looking Statements

This report contains forward-looking statements, and any statements other than statements of historical fact could be deemed to be forward-looking statements. These forward-looking statements include, among other things, statements regarding the solicitation of the NASDAQ Approval and related matters. These statements are subject to risks and uncertainties, including the failure of the NASDAQ Approval to be obtained, and actual results may differ materially from these statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date: June 6, 2017	By:	/s/ Kathleen Valiasek
Kathleen Valiasek
Chief Financial Officer